Exhibit 99.1

  NetScout Systems Reports Financial Results for First Quarter of Fiscal 2008

                  Record First Quarter Revenue of $27.9 Million

                         Revenue Up 18% Year- over-Year

                           EPS Up 100% Year-over-Year

     WESTFORD, Mass.--(BUSINESS WIRE)--July 26, 2007--NetScout Systems, Inc. (NASDAQ: NTCT), an industry pacesetter for advanced network and service assurance solutions, today announced financial results for its first quarter of fiscal year 2008, ended June 30, 2007.

     Total revenue for the first quarter of fiscal year 2008 was $27.9 million, up 18% year-over-year. Product revenue was $17.5 million, up 23% from 2007. Net income was $2.7 million, an increase of 95% on a year-over-year basis, leading to net income per diluted share of $0.08. Operating income, which included stock-based compensation expense of $385,000 and amortization of acquired intangible assets of $111,000, was $2.9 million in the first quarter of fiscal 2008, representing an operating margin of 10%.

     "We are off to a fast start to our fiscal year due to strong sales execution into our target, high-end vertical markets which are increasingly receptive to our nGenius solution approach to application and service management," said Anil Singhal, President and CEO of NetScout Systems. "Our pipeline has been growing over the last several quarters as our sales force expansion has come on line and our strategy has yielded increased order sizes. We believe that the results in the quarter demonstrate that the growth initiatives that we put in place last year are delivering on their promise and validate our confidence in our full year guidance of EPS growth in excess of 40%."

     Financial and Company Highlights for the First Quarter 2008:

     -- First quarter revenue increased 18% year-over-year and 2% sequentially.

     --   Product revenue increased 23% year-over-year and 2% sequentially.

     -- Operating margin was 10% of total revenue, up six points year-over-year and up three points sequentially.

     -- Cash and cash equivalents and short and long-term marketable securities increased by $5.1 million in the first quarter to $105.2 million.

     -- NetScout received its third consecutive NorthFace ScoreBoard Award for exemplary customer support.

     -- NetScout released nGenius(R) Analytics version 1.2 providing early warning capabilities for potential VoIP degradations, application response time increases, application utilization decreases and other critical aspects to assuring services and reducing Mean Time to Restore on today's converged networks.

     -- NetScout was selected to the Business 2.0 "B2 100" list ranking NetScout as the 34th fastest-growing tech company in America. NetScout was also featured by Forbes.com for making Audit Integrity's Top 100 report which identifies the most trustworthy public companies in the U.S. in terms of accounting transparency and fair dealing to stakeholders in 2006.

     -- NetScout participated at the HP Software Universe 2007 conference hosting educational sessions centered on best practices for reducing MTTR in virtual and converged networks and assuring performance on MPLS networks.

     Guidance:

     For the second quarter of fiscal year 2008, the Company expects total revenue to be in the range of $28.0 million to $29.0 million and net income per diluted share to be in the range of $0.08 to $0.09. The Company reiterates its guidance for net income per diluted share growth at or above 40% in fiscal year 2008.

     CONFERENCE CALL INSTRUCTIONS:

     The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company's website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 706-634-5113 for international callers and using conference ID: 10060718. A replay of the call will be available after 7:30 p.m. ET on July 26 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 10060718.

     About NetScout Systems

     NetScout Systems, Inc. (NASDAQ: NTCT) has been an industry pacesetter for advanced network and service assurance solutions for over a decade, and counts the world's largest enterprises, government agencies, and service providers among its customers. Enterprise and government IT organizations deploy NetScout's nGenius(R) Performance Management System to increase service levels to their users by reducing or preventing service disruptions. Service providers depend on NetScout's proven IP performance management technology and expertise to protect the quality of their customers' experience with IP-based services. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

     Safe Harbor:

     Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company's relationships with strategic partners, dependence upon broad-based acceptance of the Company's network performance management solutions, the Company's ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

     (C)2007 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.


                        NetScout Systems, Inc.
           Condensed Consolidated Statements of Operations
                            (In thousands)
                             (Unaudited)

                                                        Three Months
                                                            Ended
                                                          June 30,
                                                       ---------------
                                                         2007    2006
                                                       ------- -------
Revenue:
   Product                                             $17,512 $14,227
   Service                                              10,400   9,348
                                                       ------- -------
      Total revenue                                     27,912  23,575
                                                       ------- -------

Cost of revenue:
     Product (1) (2)                                     4,652   3,856
     Service (1)                                         1,487   1,267
                                                       ------- -------
       Total cost of revenue                             6,139   5,123
                                                       ------- -------

Gross profit                                            21,773  18,452
                                                       ------- -------

Operating expenses:
   Research and development (1)                          4,534   4,422
   Sales and marketing (1)                              11,541  10,830
   General and administrative (1)                        2,833   2,106
   Amortization of acquired intangible assets                6      39
                                                       ------- -------
       Total operating expenses                         18,914  17,397
                                                       ------- -------

Income from operations                                   2,859   1,055
Interest and other income, net                           1,009   1,015
                                                       ------- -------
Income before income tax expense and cumulative
 effect of
   accounting change                                     3,868   2,070
Income tax expense                                       1,188     766
                                                       ------- -------
Income before cumulative effect of accounting change 2,680 1,304 Cumulative effect of accounting change, net of taxes
 of $41                                                      -      70
                                                       ------- -------
Net income                                             $ 2,680 $ 1,374
                                                       ======= =======

Basic net income per share                             $  0.08 $  0.04
Diluted net income per share                           $  0.08 $  0.04
Shares used in computing:
     Basic net income per share                         32,140  31,480
     Diluted net income per share                       33,253  33,049


(1) Share-based compensation expense included in
 these amounts is as follows:
    Cost of product revenue                            $    11       9
    Cost of service revenue                                 12      13
    Research and development                               114     133
    Sales and marketing                                    171     157
    General and administrative                              77      75
                                                       ------- -------
        Total share-based compensation expense         $   385 $   387
                                                       ======= =======

(2) Amortization expense related to acquired software
 included in these amounts is as follows:
     Cost of Product Revenue                           $   105 $   104


                        NetScout Systems, Inc.
                Condensed Consolidated Balance Sheets
                            (In thousands)
                             (Unaudited)

                                                   June 30,   March
                                                                31,
                                                     2007      2007
                                                   --------- ---------

Assets
Current assets:
   Cash and cash equivalents                       $ 12,650  $ 18,925
   Marketable securities                             80,530    69,204
   Accounts receivable, net                          15,894    18,317
   Inventories                                        4,932     4,562
   Refundable income taxes                              284       657
   Deferred income taxes                              2,679     2,535
   Prepaid expenses and other current assets          3,401     3,380
                                                   --------- ---------

      Total current assets                          120,370   117,580

Fixed assets, net                                     8,868     8,262
Goodwill                                             36,561    36,561
Acquired intangible assets, net                         331       442
Capitalized software development costs, net             129       170
Deferred income taxes                                 5,391     5,382
Long-term marketable securities                      12,035    11,975
Other assets                                            100        47
                                                   --------- ---------
        Total assets                               $183,785  $180,419
                                                   ========= =========


Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable                                $  2,973  $  3,023
   Accrued compensation                               8,011     8,271
   Accrued other                                      2,467     2,609
   Income taxes payable                                 809       192
   Deferred revenue                                  24,234    23,992
                                                   --------- ---------

      Total current liabilities                      38,494    38,087

Other long-term liabilities                           1,007     1,008
Accrued long-term retirement benefits                 1,235     1,155
Long-term deferred revenue                            1,332     1,762
                                                   --------- ---------
       Total liabilities                             42,068    42,012
                                                   --------- ---------

Stockholders' equity:
   Common stock                                          37        36
   Additional paid-in capital                       122,720   122,074
   Accumulated other comprehensive loss                 (63)      (46)
   Treasury stock                                   (28,939)  (28,939)
   Retained earnings                                 47,962    45,282
                                                   --------- ---------

      Total stockholders' equity                    141,717   138,407
                                                   --------- ---------

        Total liabilities and stockholders' equity $183,785  $180,419
                                                   ========= =========


      CONTACT: NetScout Systems, Inc.
               Catherine Taylor, 978-614-4286
               Director of Investor Relations
               IR@netscout.com